UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021 (May 10, 2021)

AMALGAMATED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, New York, New York 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2021, Amalgamated Financial Corp. (the “Corporation”), the holding company for Amalgamated Bank (the “Bank”), announced the appointment of Priscilla Sims Brown as President and Chief Executive Officer of the Corporation and the Bank and as a member of the Boards of Directors of the Corporation and the Bank, effective June 1, 2021 (or such earlier date as the parties may agree) (the “Effective Date”). On the Effective Date, Ms. Brown will also be appointed to serve on the Executive and Corporate Social Responsibility committee of the Boards of Directors of the Corporation and the Bank. Further, on the Effective Date, Lynne P. Fox will step down from her roles as Interim President and Chief Executive Officer of the Corporation and the Bank and will continue to serve as the Chair of the Boards of Directors of the Corporation and the Bank.

Ms. Brown, age 63, has more than 30 years’ experience in the financial services industry, having worked for some of the leading insurance and retirement companies in the United States. Ms. Brown has served as Group Executive Marketing and Corporate Affairs at Commonwealth Bank of Australia since August 2019. From October 2017 to July 2019, she served as Chief Executive Officer of Emerge.me, a digital health insurance broker, and advisor to several digital startups. From September 2016 to September 2017, Ms. Brown was an independent consultant advising entrepreneurs and nonprofits and from September 2014 to September 2016, she served as Senior Executive Vice President and Chief Marketing Officer of AXA Financial, Inc. Before joining AXA Financial, Inc., Ms. Brown served in various roles, including Chief Marketing Officer at Lincoln Financial Group, Head of Marketing U.S. at Sun Life Financial, and Senior Vice President, Chief Marketing and Development Officer at AmeriHealth Caritas. For the past three years, Ms. Brown served as a director of the Teachers Insurance and Annuity Association of America, an asset management firm and provider of retirement services to the education sector in the United States. Ms. Brown currently serves as an adviser to Project Mercy, a non-profit that supports development efforts in Ethiopia.

On May 10, 2021, the Corporation and Ms. Brown entered into an employment agreement. The agreement has an initial term of three years that automatically extends for additional one year terms unless either party gives the other notice of intention to terminate at least 60 days before the end of the current term. Under the employment agreement, Ms. Brown will receive an annual base salary of $800,000, which may be increased at the discretion of the Corporation’s Board of Directors, or decreased as part of an across-the-board reduction applicable to other senior executives. In addition, she will be (i) eligible to receive an annual bonus, under the Corporation’s annual incentive plan, targeted at 70% of her current base salary, based on the achievement of performance metrics established by the Corporation’s Board of Directors (the “Annual Bonus Target”), and (ii) beginning in 2022, she will be entitled to equity-based incentive compensation under the Corporation’s equity incentive plans, with an aggregate potential value of any such annual awards to be equal to 100% of her current base salary, subject to increase at the discretion of the Corporation’s Board of Directors. Ms. Brown is also entitled to participate in applicable employee benefit plans and perquisite programs of the Corporation, which are generally available to other senior executives.

Under the employment agreement, she will also receive, on the Effective Date, a cash signing bonus of $500,000 (the “Signing Bonus”), and an award of time-vesting restricted stock units with a grant date fair value of $2,500,000, in accordance with the Corporation’s 2021 Equity Incentive Plan, that will vest in equal installments on the first, second and third anniversaries of the Effective Date, based on her continued employment. The Corporation will also reimburse her up to $100,000 in relocation and transition expenses. If Ms. Brown is terminated for “cause” or resigns other than for “good reason” (each as defined in the agreement), prior to the first anniversary of the Effective Date, then she will be obligated to repay to the Corporation, in full, the Signing Bonus. We also agreed to reimburse Ms. Brown up to $25,000, upon presentation of appropriate documentation, for her reasonable expenses of legal counsel incurred in connection with the negotiation of her employment agreement.

Under the employment agreement, if Ms. Brown’s employment is terminated without “cause” by the Corporation, by the Corporation’s nonrenewal of the then-current term of the agreement, or for “good reason” by her (each as defined in the agreement), she is entitled to receive, subject to her execution of a release agreement, an amount equal to the sum of (i) 12 months of her current base salary, (ii) an amount equal to the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to her Annual Bonus Target in effect for the fiscal year in which her employment terminates (pro rated for the portion of the fiscal year before her termination), payable in 12 equal monthly installments. The Corporation will also pay, or reimburse her, for her COBRA premiums for a period of 12 months.

Under the employment agreement, if (i) Ms. Brown’s employment is terminated without “cause” by the Corporation, by the Corporation’s nonrenewal of the then-current term of the agreement, or for “good reason” by her (each as defined in the agreement), within 12 months following a change in control of the Corporation or (ii) Ms. Brown’s employment is terminated without “cause” other than due to disability within 90 days prior to a change in control of the Corporation because she can reasonably demonstrate the eventual acquirer requested such termination, then in each case, Ms. Brown will be entitled to an amount equal to the sum of (i) 21 months of her current base salary and (ii) an amount equal to 175% of the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, payable in 21 equal monthly installments.

Under the employment agreement, if Ms. Brown’s employment is terminated for “cause,” due to her election not to renew the then-current term of the agreement, by her without “good reason,” or due to her death or disability (each as defined in the agreement), she is not entitled to any of the severance benefits described in the preceding paragraphs.

Ms. Brown’s employment agreement does not include any excise tax gross ups; however, if any of the payments or benefits provided for under her employment agreement or otherwise payable to Ms. Brown would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Ms. Brown would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Ms. Brown. Her agreement also requires that she keep the Corporation’s information confidential. In addition, she is subject to provisions related to non-competition and non-solicitation of customers and employees for the longer of (i) 12-months following termination of her employment or (ii) the severance payment period.

Under Ms. Brown’s restricted stock unit award agreement, (i) in the event of her termination due to disability or retirement, and no “cause” exists, then the unvested portion of the time-based restricted stock units will continue to vest on the original vesting schedule as if no separation from service occurred, (ii) if she is involuntarily terminated by us without “cause,” if she voluntarily resigns for “good reason,” or upon her death and if no “cause” exists, then the unvested portion of the time-based restricted stock units will immediately vest on a pro-rata basis based on the number of full months she has worked since the date of grant, and (iii) if she separates from service within one year following a change in control (other than for “cause,” death or disability), or she voluntarily terminates her employment for “good reason” during such period, then the unvested portion of the time-based restricted stock units will immediately vest as of immediately prior to the effective date of such termination. If Ms. Brown is terminated for “cause,” then all unvested time-based restricted stock units will be forfeited and the Corporation shall have the right to repurchase any shares issued to Ms. Brown pursuant to the vested time-based restricted stock units at the lower of fair market value or the price paid by Ms. Brown.

There are no family relationships between Ms. Brown and any director or executive officer of the Corporation, and Ms. Brown has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K

A copy of the employment agreement and the form of restricted stock unit award agreement are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of each of the employment agreement and the restricted stock unit award agreement is qualified in its entirety by reference to the full text of the respective agreement filed with this Current Report on Form 8-K.

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Item 7.01 Regulation FD Disclosure.

On May 11, 2021, the Corporation issued a press release announcing Ms. Brown’s appointment, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index below.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated May 10, 2021, by and among Amalgamated Financial Corp., Amalgamated Bank, and Priscilla Sims Brown.
10.2	Form of Restricted Stock Unit Award Agreement.
99.1	Press Release dated May 11, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

By:	/s/ Jason Darby
Name:	Jason Darby
Title:	Interim Chief Financial Officer

Date: May 11, 2021

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